THIRD AMENDMENT

to

AMENDED AND RESTATED ADMINISTRATION AGREEMENT

THIS AMENDMENT made effective as of the 14th day of September, 2010 amends that certain amended and restated administration agreement, dated as of January 1, 2010, as amended, between the Trusts listed on Schedule A including the Funds listed under each Trust and VP Distributors, Inc. (the “Administration Agreement”) as herein below provided.

W I T N E S S E T H :

WHEREAS, Pursuant to Section 8, Amendments to the Agreement, of the Administration Agreement, the Trust and the Funds wish to amend Schedule A of the Administration Agreement to add a new Fund, Virtus International Equity Fund.

NOW, THEREFORE, in consideration of the foregoing premise, the parties to the Administration Agreement hereby agree that the Administration Agreement is amended as follows:

1. Schedule A to the Administration Agreement is hereby replaced with Schedule A attached hereto and made a part hereof.

2. Except as herein provided, the Administration Agreement shall be and remain unmodified and in full force and effect. All initial capitalized terms used but not defined herein shall have such meanings as ascribed thereto in the Administration Agreement.

3. This Amendment may be executed in any number of counterparts (including executed counterparts delivered and exchanged by facsimile transmission) with the same effect as if all signing parties had originally signed the same document, and all counterparts shall be construed together and shall constitute the same instrument. For all purposes, signatures delivered and exchanged by facsimile transmission shall be binding and effective to the same extent as original signatures.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers.

VIRTUS MUTUAL FUNDS
VIRTUS EQUITY TRUST
VIRTUS INSIGHT TRUST
VIRTUS INSTITUTIONAL TRUST
VIRTUS OPPORTUNITIES TRUST

By:	/s/ W. Patrick Bradley
Name:	W. Patrick Bradley
Title:	Chief Financial Officer and Treasurer

VP DISTRIBUTORS, INC.

By:	/s/ David G. Hanley
Name:	David G. Hanley
Title:	Vice President and Treasurer

SCHEDULE A

Virtus Equity Trust

Virtus Balanced Fund
Virtus Growth & Income Fund
Virtus Mid-Cap Core Fund
Virtus Mid-Cap Growth Fund
Virtus Mid-Cap Value Fund
Virtus Quality Large-Cap Value Fund
Virtus Quality Small-Cap Fund
Virtus Small-Cap Core Fund
Virtus Small-Cap Sustainable Growth Fund
Virtus Strategic Growth Fund
Virtus Tactical Allocation Fund

Virtus Insight Trust

Virtus Balanced Allocation Fund
Virtus Core Equity Fund
Virtus Emerging Markets Opportunities Fund
Virtus High Yield Income Fund
Virtus Insight Government Money Market Fund
Virtus Insight Money Market Fund
Virtus Insight Tax-Exempt Money Market Fund
Virtus Intermediate Government Bond Fund
Virtus Intermediate Tax-Exempt Bond Fund
Virtus Short/Intermediate Bond Fund
Virtus Tax-Exempt Bond Fund
Virtus Value Equity Fund

Virtus Institutional Trust

Virtus Institutional Bond Fund

Virtus Opportunities Trust

Virtus AlphaSectorSM Allocation Fund
Virtus AlphaSectorSM Rotation Fund
Virtus Alternatives Diversifier Fund
Virtus Bond Fund
Virtus CA Tax-Exempt Bond Fund
Virtus Foreign Opportunities Fund
Virtus Global Infrastructure Fund
Virtus Global Opportunities Fund
Virtus Global Real Estate Securities Fund
Virtus Greater Asia ex Japan Opportunities Fund
Virtus Greater European Opportunities Fund
Virtus High Yield Fund
Virtus International Equity Fund
Virtus International Real Estate Securities Fund
Virtus Market Neutral Fund
Virtus Multi-Sector Fixed Income Fund
Virtus Multi-Sector Short Term Bond Fund
Virtus Premium AlphaSectorSM Fund
Virtus Real Estate Securities Fund
Virtus Senior Floating Rate Fund